Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter of 2017

Company Reports EPS of $2.22; Economic EPS of $3.33

WEST PALM BEACH, FL, July 31, 2017 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended June 30, 2017.

For the second quarter of 2017, diluted earnings per share were $2.22, compared to $1.98 for the same period of 2016, and Economic earnings per share (“Economic EPS”) were $3.33, compared to $3.07 for the same period of 2016. For the second quarter of 2017, Net income was $126.3 million, compared to $108.3 million for the same period of 2016. For the second quarter of 2017, Economic net income was $188.7 million, compared to $167.4 million for the same period of 2016. For the second quarter of 2017, Adjusted EBITDA was $254.8 million, compared to $220.3 million for the same period of 2016. For the second quarter of 2017, Revenue was $570.9 million, compared to $554.1 million for the same period of 2016. For the second quarter of 2017, Aggregate revenue, which includes revenue from consolidated Affiliates as well as Equity method revenue (which represents asset-based fees and performance fees earned by Affiliates accounted for under the equity method), was $1.2 billion, compared to $1.0 billion for the same period of 2016. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the six months ended June 30, 2017, Net income was $248.8 million, Economic net income was $371.9 million, Adjusted EBITDA was $498.6 million, Revenue was $1.1 billion, and Aggregate revenue was $2.6 billion. For the six months ended June 30, 2016, Net income was $212.3 million, Economic net income was $326.7 million, Adjusted EBITDA was $436.1 million, Revenue was $1.1 billion, and Aggregate revenue was $2.0 billion.

Net client cash flows for the second quarter of 2017 were $1.8 billion. AMG’s aggregate assets under management were approximately $772 billion at June 30, 2017.

AMG repurchased approximately $120 million in stock, or 0.8 million common shares, during the second quarter of 2017, and a total of approximately $200 million in the six months ended June 30, 2017. Having initiated a cash dividend earlier this year, today the Company announced a third-quarter cash dividend of $0.20 per common share, payable August 24, 2017 to stockholders of record as of the close of business on August 10, 2017.

“AMG generated strong results in the second quarter across our key operating metrics, including Economic earnings per share of $3.33, positive net client cash flows, and a year-over-year increase of 19% in our assets under management, to a record $772 billion,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG. “Through the ongoing execution of our growth strategy, including consistent alpha generation by our Affiliates, positive organic growth from net flows, and the continued success of our strategy to partner with the leading boutique firms worldwide, we have meaningfully increased the earnings power of our business.”

“During the second quarter, AMG generated positive net client cash flows of $1.8 billion, as ongoing strong demand for a wide range of alternative strategies from both institutional and retail clients was partially offset by continued net outflows in U.S. equities,” Mr. Healey continued. “In a dynamic market environment, our Affiliates are well-positioned to outperform peers and benchmarks, building further on their long-term track records of leading investment performance. With our Affiliates’ outstanding offerings across attractive alpha-oriented product areas, we have excellent prospects for continued strong organic growth going forward.”

“Looking ahead, given the significant and growing scale of our global business, we are confident in our ability to continue to generate meaningful earnings growth through accretive investments in outstanding new Affiliates, while also consistently returning capital to shareholders through our quarterly cash dividend and share repurchases. With this disciplined commitment to capital allocation, along with the organic growth of our Affiliates, we are uniquely positioned to create long-term shareholder value.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of June 30, 2017, AMG’s aggregate assets under management were approximately $772 billion in more than 550 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. We have presented certain non-GAAP and operating performance measures in this press release, which are provided in addition to, but not as substitutes for, GAAP measures of performance. These operating measures include Aggregate revenue, which includes the revenue from consolidated Affiliates as well as equity method revenue, and is used by management to evaluate operational trends across all Affiliates, regardless of accounting treatment. Additional information is provided in the attached tables.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13667655. The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Operating and Financial Measures

(in millions, except as noted and per share data)

	Three Months Ended 6/30/16	Three Months Ended 6/30/17

Operating Performance Measures

Assets under management (at period end, in billions) (A)	$647.6	$772.1

Average assets under management (in billions) (A)	$646.3	$764.4

Consolidated Affiliate average assets under management (in billions)	$373.5	$401.4

Equity method Affiliate average assets under management (in billions)	$272.8	$363.0

Revenue	$554.1	$570.9

Equity method revenue (B)	$443.3	$653.5

Financial Performance Measures

Net income (controlling interest)	$108.3	$126.3

Economic net income (controlling interest) (C)	$167.4	$188.7

Adjusted EBITDA (controlling interest) (D)	$220.3	$254.8

Average shares outstanding (diluted)	56.7	58.7

Earnings per share (diluted)	$1.98	$2.22

Average shares outstanding (adjusted diluted) (E)	54.5	56.5

Economic earnings per share (E)	$3.07	$3.33

AMG

Operating and Financial Measures

(in millions, except as noted and per share data)

	Six Months Ended 6/30/16	Six Months Ended 6/30/17

Operating Performance Measures

Assets under management (at period end, in billions) (A)	$647.6	$772.1

Average assets under management (in billions) (A)	$636.4	$754.5

Consolidated Affiliate average assets under management (in billions)	$368.7	$394.2

Equity method Affiliate average assets under management (in billions)	$267.7	$360.3

Revenue	$1,099.5	$1,115.2

Equity method revenue (B)	$894.0	$1,473.2

Financial Performance Measures

Net income (controlling interest)	$212.3	$248.8

Economic net income (controlling interest) (C)	$326.7	$371.9

Adjusted EBITDA (controlling interest) (D)	$436.1	$498.6

Average shares outstanding (diluted)	56.7	59.0

Earnings per share (diluted)	$3.88	$4.35

Average shares outstanding (adjusted diluted) (E)	54.5	56.8

Economic earnings per share (E)	$5.99	$6.55

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months Ended 6/30/16	Three Months Ended 6/30/17

Net income (controlling interest)	$108.3	$126.3
Convertible securities interest expense, net	3.9	3.9

Net income (controlling interest), as adjusted	$112.2	$130.2

Average shares outstanding (diluted)	56.7	58.7

Earnings per share (diluted)	$1.98	$2.22

	Six Months Ended 6/30/16	Six Months Ended 6/30/17

Net income (controlling interest)	$212.3	$248.8
Convertible securities interest expense, net	7.7	7.8

Net income (controlling interest), as adjusted	$220.0	$256.6

Average shares outstanding (diluted)	56.7	59.0

Earnings per share (diluted)	$3.88	$4.35

AMG

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months Ended 6/30/16	Three Months Ended 6/30/17

Average shares outstanding (diluted)	56.7	58.7
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)

Average shares outstanding (adjusted diluted) (E)	54.5	56.5

	Six Months Ended 6/30/16	Six Months Ended 6/30/17

Average shares outstanding (diluted)	56.7	59.0
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)

Average shares outstanding (adjusted diluted) (E)	54.5	56.8

AMG

Assets Under Management by Strategy

(in billions)

Statement of Changes- Quarter to Date

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, March 31, 2017	$290.6	$252.6	$110.9	$99.4	$753.5
Client cash inflows and commitments	14.3	10.0	3.4	4.5	32.2
Client cash outflows and realizations	(9.6)	(9.8)	(6.6)	(4.4)	(30.4)

Net client cash flows	4.7	0.2	(3.2)	0.1	1.8

Market changes	(0.8)	12.7	2.9	0.8	15.6
Foreign exchange	1.8	2.6	0.1	0.5	5.0
Other (F)	—	(0.2)	—	(3.6)	(3.8)

Assets under management, June 30, 2017	$296.3	$267.9	$110.7	$97.2	$772.1

Statement of Changes- Year to Date
	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, December 31, 2016	$252.4	$233.9	$110.1	$92.3	$688.7
Client cash inflows and commitments	26.5	17.8	6.8	9.0	60.1
Client cash outflows and realizations	(17.6)	(18.6)	(14.6)	(8.7)	(59.5)

Net client cash flows	8.9	(0.8)	(7.8)	0.3	0.6

New investments	30.6	1.5	—	3.3	35.4
Market changes	2.7	30.1	8.3	4.2	45.3
Foreign exchange	2.7	3.7	0.1	0.7	7.2
Other (F)	(1.0)	(0.5)	—	(3.6)	(5.1)

Assets under management, June 30, 2017	$296.3	$267.9	$110.7	$97.2	$772.1

AMG

Assets Under Management by Client Type

(in billions)

Statement of Changes- Quarter to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, March 31, 2017	$444.8	$201.6	$107.1	$753.5
Client cash inflows and commitments	16.4	11.5	4.3	32.2
Client cash outflows and realizations	(15.0)	(11.9)	(3.5)	(30.4)

Net client cash flows	1.4	(0.4)	0.8	1.8

Market changes	8.6	4.2	2.8	15.6
Foreign exchange	2.9	1.8	0.3	5.0
Other (F)	(0.3)	(0.1)	(3.4)	(3.8)

Assets under management, June 30, 2017	$457.4	$207.1	$107.6	$772.1

Statement of Changes- Year to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, December 31, 2016	$401.2	$188.3	$99.2	$688.7
Client cash inflows and commitments	27.9	23.8	8.4	60.1
Client cash outflows and realizations	(30.4)	(22.1)	(7.0)	(59.5)

Net client cash flows	(2.5)	1.7	1.4	0.6

New investments	31.0	1.2	3.2	35.4
Market changes	24.8	13.5	7.0	45.3
Foreign exchange	4.3	2.5	0.4	7.2
Other (F)	(1.4)	(0.1)	(3.6)	(5.1)

Assets under management, June 30, 2017	$457.4	$207.1	$107.6	$772.1

AMG

Reconciliations of Supplemental Financial Performance Measures

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/16	6/30/17

Net income (controlling interest)	$108.3	$126.3
Intangible amortization and impairments	37.0	40.9
Intangible-related deferred taxes	21.3	19.1
Other economic items (G)	0.8	2.4

Economic net income (controlling interest) (C)	$167.4	$188.7

Average shares outstanding (adjusted diluted) (E)	54.5	56.5

Economic earnings per share (E)	$3.07	$3.33

Net income (controlling interest)	$108.3	$126.3
Interest expense	21.9	22.4
Imputed interest and contingent payment arrangements	0.8	2.3
Income taxes	50.3	60.7
Depreciation and other amortization	2.0	2.2
Intangible amortization and impairments	37.0	40.9

Adjusted EBITDA (controlling interest) (D)	$220.3	$254.8

	Six Months	Six Months
	Ended	Ended
	6/30/16	6/30/17

Net income (controlling interest)	$212.3	$248.8
Intangible amortization and impairments	71.4	79.4
Intangible-related deferred taxes	43.4	38.9
Other economic items (G)	(0.4)	4.8

Economic net income (controlling interest) (C)	$326.7	$371.9

Average shares outstanding (adjusted diluted) (E)	54.5	56.8

Economic earnings per share (E)	$5.99	$6.55

Net income (controlling interest)	$212.3	$248.8
Interest expense	44.0	44.3
Imputed interest and contingent payment arrangements	(1.1)	3.1
Income taxes	105.5	118.5
Depreciation and other amortization	4.0	4.5
Intangible amortization and impairments	71.4	79.4

Adjusted EBITDA (controlling interest) (D)	$436.1	$498.6

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017

Revenue	$554.1	$570.9	$1,099.5	$1,115.2

Operating expenses:
Compensation and related expenses	232.1	242.2	458.7	484.2
Selling, general and administrative	96.6	89.1	192.5	177.8
Intangible amortization and impairments	28.6	22.0	55.3	43.9
Depreciation and other amortization	5.0	4.9	10.0	10.1
Other operating expenses, net	10.0	11.8	22.5	21.7

Total operating expenses, net	372.3	370.0	739.0	737.7

	181.8	200.9	360.5	377.5
Income from equity method investments (H)	65.2	75.0	133.2	160.9

Operating income	247.0	275.9	493.7	538.4

Non-operating (income) and expenses:
Investment and other income	(11.6)	(15.7)	(15.6)	(29.2)
Interest expense	21.9	22.4	44.0	44.3
Imputed interest expense and contingent payment arrangements (I)	0.8	2.3	(1.1)	3.1

	11.1	9.0	27.3	18.2

Income before income taxes	235.9	266.9	466.4	520.2

Income taxes (J)	52.3	62.5	109.4	122.2

Net income	183.6	204.4	357.0	398.0

Net income (non-controlling interests)	(75.3)	(78.1)	(144.7)	(149.2)

Net income (controlling interest)	$108.3	$126.3	$212.3	$248.8

Average shares outstanding (basic)	53.8	56.3	53.9	56.5
Average shares outstanding (diluted)	56.7	58.7	56.7	59.0

Earnings per share (basic)	$2.01	$2.24	$3.94	$4.40
Earnings per share (diluted)	$1.98	$2.22	$3.88	$4.35
Dividends per share	$—	$0.20	$—	$0.40

AMG

Consolidated Balance Sheets

(in millions)

	December 31, 2016	June 30, 2017

Assets
Cash and cash equivalents	$430.8	$364.6
Receivables	383.3	440.3
Investments in marketable securities	122.4	103.6
Other investments	147.5	151.8
Fixed assets, net	110.1	109.7
Goodwill	2,628.1	2,647.5
Acquired client relationships, net	1,497.4	1,476.1
Equity method investments in Affiliates	3,368.3	3,278.7
Other assets	61.2	60.0

Total assets	$8,749.1	$8,632.3

Liabilities and Equity
Payables and accrued liabilities	$729.3	$618.3
Senior bank debt	868.6	788.8
Senior notes	939.4	940.6
Convertible securities	301.6	303.0
Deferred income taxes	660.8	677.0
Other liabilities	149.4	203.6

Total liabilities	3,649.1	3,531.3

Redeemable non-controlling interests	673.5	730.6
Equity:
Common stock	0.6	0.6
Additional paid-in capital	1,073.5	912.3
Accumulated other comprehensive loss	(122.9)	(94.4)
Retained earnings	3,054.4	3,280.3

	4,005.6	4,098.8
Less: treasury stock, at cost	(386.0)	(498.8)

Total stockholders’ equity	3,619.6	3,600.0
Non-controlling interests	806.9	770.4

Total equity	4,426.5	4,370.4

Total liabilities and equity	$8,749.1	$8,632.3

AMG

Notes

(in millions)

(A)	Assets under management is presented on a current basis without regard to the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements. Average assets under management provides a more meaningful relationship to our financial and operating results as it reflects both the particular billing patterns of Affiliate sponsored products and client accounts and corresponds with the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements.

(B)	Equity method revenue consists of asset-based and performance fees earned by our Affiliates accounted for under the equity method. Equity method revenue provides management and investors with additional information on the operating performance of our equity method Affiliates. Equity method revenue is also combined with Revenue to determine Aggregate revenue, which is an aggregate operating measure used by management and investors to evaluate operating performance and material trends across our entire business, regardless of accounting treatment of our Affiliates. Equity method revenue and Aggregate revenue are provided in addition to, but not as substitutes for, Revenue as determined under GAAP.

(C)	Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents our performance before our share of non-cash expenses relating to the acquisition of interests in Affiliates, and it is therefore employed as our principal performance measure. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(D)	Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments and adjustments to our contingent payment obligations. We believe that many investors use this information when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance.

(E)	Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share (diluted) or any other GAAP measure of financial performance.

AMG

Notes (continued)

(in millions)

(F)	Other primarily includes the assets under management attributable to Affiliate product transitions and transfers of our interests in Affiliates. In the second quarter of 2017, Other includes the assets under management of Forbes Family Trust, which was contributed to Wealth Partners Capital Group.

(G)	For the three months ended June 30, 2016 and 2017, Other economic items are net of income tax expense of $0.4 and $0.8, respectively. For the six months ended June 30, 2016 and 2017, Other economic items are net of an income tax benefit of $0.2 and income tax expense of $1.2, respectively.

(H)	During the quarter, we included Income from equity method investments in Operating income as our equity method Affiliates are integral to our operations. This change has been made to the prior period’s Consolidated Statement of Income to conform to the current period’s presentation.

(I)	For the six months ended June 30, 2016, Imputed interest and contingent payment arrangements include gains from adjustments to our contingent payment obligations of $2.8. For the three and six months ended June 30, 2017, Imputed interest and contingent payment arrangements include expenses from adjustments to our contingent payment obligations of $1.4.

(J)	Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
Taxes attributable to controlling interest	$50.3	$60.7	$105.5	$118.5
Taxes attributable to non-controlling interests	2.0	1.8	3.9	3.7

Total income taxes	$52.3	$62.5	$109.4	$122.2

Income before taxes (controlling interest)	$158.7	$187.0	$317.8	$367.3

Effective tax rate (controlling interest)	31.7%	32.5%	33.2%	32.3%